Exhibit 10.60

MOLECULAR IMAGING CORPORATION

Shares of Series C Convertible Preferred Stock and Common Stock Warrant

SUBSCRIPTION AGREEMENT

June 8, 2004

Dragon Nominees Limited

10 Norwich Street

London EC4A, 1BD England

Gentlemen:

Molecular Imaging Corporation, a Delaware corporation (the “Company”), and Paul J. Crowe (solely with respect to Section 8(b) hereof) hereby confirm their agreement with you (the “Purchaser”), as set forth below.

1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Purchaser (a) 1,100,000 shares (the “Shares”) of its Series C Convertible Preferred Stock, par value $ 1.00 per share (the “Series C Stock”), which shall be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), in accordance with the formula set forth in the Certificate of Designation further described below and (b) warrants, substantially in the form attached hereto at Exhibit A (the “Warrant”), to acquire up to 1,000,000 shares of Common Stock (the “Warrant Shares”). The rights, preferences and privileges of the Series C Stock are as set forth in the Certificate of Designation of Series C Preferred Stock as filed with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in the form attached hereto as Exhibit B. The number of Conversion Shares and the number of Warrant Shares are both subject to adjustment as set forth in the Certificate of Designation and in the Warrant.

The Shares and the Warrant are sometimes herein collectively referred to as the “Securities.” This Agreement and the Warrant are sometimes herein collectively referred to as the “Transaction Documents.”

The Securities will be offered and sold to the Purchaser subject to the terms of this Agreement without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Securities Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has made available (including electronically via the Commission’s EDGAR system) to Purchaser its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since

July 1, 2002. These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the “Disclosure Documents.” All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

2. Representations and Warranties of the Company. Except as set forth in a schedule delivered by the Company to Purchaser on the date hereof (the “Disclosure Schedule”), the Company represents and warrants to and agrees with Purchaser as follows:

(a) The Disclosure Documents as of their respective dates did not (after giving effect to any updated disclosures therein), and as of the date hereof do not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed (after giving effect to any updated disclosures therein) or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b) Each of the Company and each of its subsidiaries, all of which are set forth on Schedule A attached hereto (the “Subsidiaries”) has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”); the capitalization of the Company, including all shares of Common Stock issued or reserved for issuance, is as set forth on the Disclosure Schedule; except as set forth in the Disclosure Documents, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding; and except as set forth in the Disclosure Documents, there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company’s or any Subsidiary’s affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Transaction Documents.

(c) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Each of the Transaction Documents has been duly and validly authorized by the Board of the Directors of the Company. No stockholder approval or other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby. Each of the Transaction Documents, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).

(d) The Shares and the Warrant have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable. The Conversion Shares have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Shares in accordance with the terms of the Certificate of Designation, will have been validly issued, fully paid and nonassessable. The Warrant Shares have been duly authorized and validly reserved for issuance, and when issued upon exercise of the Warrant in accordance with the terms thereof, will have been validly issued, fully paid and nonassessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents. The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock, except for the rights of Purchaser set forth in Sections 4.07 and 4.08 of the Securities Purchase Agreement, dated as of July 12, 2002, by and between the Company, Ivan Bradbury and Integrated Healthcare Management S.A. (the “Securities Purchase Agreement”).

(e) No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required, or (iii) the failure to obtain which would not, individually or in the aggregate, have a Material Adverse Effect.

(f) None of the Company or the Subsidiaries is (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) except as described in the Disclosure Documents, in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

(g) The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the articles of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

(h) The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders’ equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and Peterson & Co., which has examined certain of such financial statements as set forth in its report included in the Disclosure Documents, is an independent certified public accounting firm as required by the Securities Act for an offering registered thereunder.

(i) Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(j) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents. None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(k) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(l) Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and

(v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(m) There are no material legal or governmental proceedings nor are there any material contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents. Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(n) Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents or such as would not, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(p) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) None of the Company or the Subsidiaries or, to the knowledge of any of such entities’ directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(r) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(s) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries, which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(t) Each of the Company and the Subsidiaries carries general liability insurance coverage comparable to other companies of its size and similar business.

(u) Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its material assets is compared with existing assets at reasonable intervals.

(v) Except for due diligence fees payable to Purchaser in the amount of $65,000 at Closing and the fees referred to in Section 15 below, the Company does not know of any claims for services, whether in the nature of a due diligence fee, a finder’s fee or financial advisory fee, with respect to the offering of the Shares and the transactions contemplated by the Transaction Documents.

(w) The Common Stock is traded on the OTC BB Market.

(x) The Company is eligible to use Form SB-2 for the resale of the Conversion Shares and the Warrant Shares by Purchaser or its transferees. The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Conversion Shares and the Warrant Shares under the securities or “blue sky” laws of any jurisdiction within the United States.

3. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and Purchaser agrees to purchase from the Company, the 1,100,000 Shares of Series C Stock at $1.00 per Share (the “Purchase Price”). In connection with the purchase and sale of Shares hereunder, Purchaser will receive, for no additional consideration, a Warrant to purchase up to 1,000,000 shares of Common Stock, subject to adjustment as set forth in the Warrant.

One or more certificates in definitive form for the Shares that the Purchaser has agreed to purchase hereunder, as well as the Warrant, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Purchaser, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Series C Stock and the Warrant shall be made at the offices of the Company, on the date hereof, or at such date as the Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.”

4. Certain Covenants of the Company. The Company covenants and agrees with Purchaser as follows:

(a) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b) The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c) None of the proceeds of the Series C Stock will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d) The Conversion Shares and the Warrant Shares will be listed on the OTC BB, or such market on which the Company’s shares are subsequently listed or traded, immediately following their issuance.

(e) The Company will use its commercially reasonable efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents prior to or after the Closing Date and to satisfy all conditions precedent on its part to the obligations of the Purchaser to purchase and accept delivery of the Securities.

5. Conditions of the Purchaser’s Obligations. The obligation of Purchase to purchase and pay for the Securities is subject to the following conditions unless waived in writing by the Purchaser:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company’s knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser’s activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c) The Purchaser shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b).

(d) The Purchaser shall have received an opinion of General Counsel for the Company, with respect to the authorization of the Shares, the Warrant and the Warrant Shares and other customary matters in the form attached hereto as Exhibit C.

6. Representations and Warranties of the Purchaser.

(a) Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) are being acquired for its own account for investment and with no intention of distributing or reselling such Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State. Nothing in this Agreement, however, shall prejudice or otherwise limit Purchaser’s right to sell or otherwise dispose of all or any part of such Conversion Shares or Warrant Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

(b) Purchaser understands that the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be) have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Conversion Shares and the Warrant Shares that it may acquire upon conversion or exercise thereof, as the case may be):

The shares of stock evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred (“transferred”) in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such shares may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Conversion Shares or the Warrant Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act. The Shares, the Conversion Shares and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws. The Company agrees that it will provide Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable. Purchaser agrees that, in connection with any transfer of the Conversion Shares or the Warrant Shares by it pursuant to an effective registration statement under the Securities Act, Purchaser will comply with all prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Shares, the Conversion Shares or the Warrant Shares.

(c) Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

(d) Purchaser represents and warrants to the Company that it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e) Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by it has been duly and properly authorized and this Agreement has been duly executed and delivered by it or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principals of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to it; and (iii) the purchase of the Securities to be purchased by it does not impose any penalty or other onerous condition on Purchaser under or pursuant to any applicable law or governmental regulation.

(f) Purchaser represents and warrants to the Company that neither it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(g) Purchaser acknowledges it or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(h) Purchaser represents and warrants to the Company that it has based its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party (“Third Party Reports”). Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(i) Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company’s actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(j) Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

7. Covenant of Purchaser Not to Short Stock. Purchaser, on behalf of itself and its affiliates, hereby covenants and agrees not to, as long as shares of Series C Preferred Stock are outstanding, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of the Company, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Series C Stock or the exercise of the Warrants. This restriction is expressly agreed to by Purchaser in order to preclude Purchaser from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of the shares of Common Stock even if said shares of Common Stock would be disposed of by someone other than Purchaser. Such prohibited “short sell,” hedging or other transactions would include, without limitation, any short sale (whether or not against the “box”) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from shares of Common Stock. A breach of this Section 7 shall be considered a breach of this Agreement for which the Company shall be entitled to all available legal, contractual and equitable remedies.

8. Voting Agreement; Covenant of the Company to Hold Stockholders’ Meeting; Board Representation.

(a) The Purchaser shall vote (or cause to be voted) all shares of Common Stock beneficially owned by the Purchaser and entitled to vote thereon in favor of the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 140,000,000 as described in Proposal 2 of the Company’s Preliminary Proxy Statement dated April 5, 2004 (the “Proxy Statement”). The Company shall take all necessary action to amend Proposal 1 of the Proxy Statement (“Amended Proposal 1”) to name Kenneth C. Frederick as the Purchaser’s director nominee in place and stead of Albert F. Haussener. The Purchaser shall vote (or cause to be voted) all shares of Common Stock beneficially owned by the Purchaser and entitled to vote thereon in favor of the nominees for directors of the Company as described in Amended Proposal 1. The Company agrees to use commercially reasonable efforts to hold a stockholders’ meeting at which Amended Proposal 1 and Proposal 2 will be submitted for the vote of the stockholders of the Company no later than July 30, 2004.

(b) At the stockholders’ meeting described in Section 8(a), Paul J. Crowe shall vote (or cause to be voted) all shares of Common Stock beneficially owned by him and entitled to vote thereon in favor of (i) the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 90,000,000 to 140,000,000 as described in Proposal 2 of the Proxy Statement, and (ii)Kenneth C. Frederick, as the Purchaser’s designated representative to the Board of Directors of the Company in the place and stead of Albert F. Haussener, as set forth in Amended Proposal 1.

(c) Section 4.06 of the Securities Purchase Agreement is hereby amended to add the following subsection 4.06(g): In the event that any Purchaser Designee designated hereunder for any reason ceases to serve as a member of the Board of Directors during such Purchaser Designee’s term of office, the resulting vacancy on the Board of Directors shall be filled by a replacement designee of Purchaser, and the Company shall, upon receipt of written notice from Purchaser specifying such replacement designee, use commercially reasonable efforts to take all necessary and desirable actions within its control (including, without limitation, calling a special meeting of the Board of Directors ) to effectuate such replacement as soon as practicable.

9. Existing Warrant Dilution. In the event that the Purchaser exercises its warrant to purchase shares of Common Stock of the Company issued to the Purchaser on July 31, 2002 (the “Existing Warrant”) and any of the shares of Series C Stock are then outstanding, the Conversion Price (as defined in the Certificate of Designation) in effect on the date of exercise of the Existing Warrant shall be applied in determining the adjustment of the “Per Share Warrant Price” (as defined in the Existing Warrant) pursuant to Section 3(c) of such Existing Warrant with respect to the Series C Stock outstanding. If any of the Series C Stock is converted into Common Stock prior to the exercise of the Existing Warrant, the Per Share Warrant Price shall be adjusted pursuant to said Section 3(c) of the Existing Warrant based on the number of shares of Common Stock issued and the Conversion Price used to convert the Series C Stock.

10. Registration Rights. Within 30 days from the Closing Date, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement covering the resale of the Conversion Shares and the Warrant Shares (collectively, the “Registrable Securities”) for an offering to be made on a continuous basis pursuant to Rule 415 (the “Registration Statement”). If the Company shall have used diligent efforts but is unable to file the Registration Statement within such 30-day period, the Company shall be granted an additional 15-day period within which to file the Registration Statement without penalty. The Registration Statement required hereunder shall be on Form SB-2. The Company shall register 17,242,443 Conversion Shares and 1,000,000 Warrant Shares. The Company shall use diligent efforts to cause such Registration Statement to become effective within 90 days after the initial filing with the SEC, but shall not be liable for any damages should such effectiveness be delayed by the SEC review process. The Company shall use diligent efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion to such effect addressed and acceptable to the Company’s transfer agent. With respect to the Registration Statement, the Company shall comply, mutatis mutandis, with Sections 4(c), 4(d), 4(f), 4(g), 4(h), 4(j), 9 and 11 (provided, however, such rights shall inure only to a successor assignee of Purchaser as permitted under Section 15 hereof) of the Registration Rights Agreement, dated July 31, 2002, by and between the Company and Purchaser.

11. Redemption Option. The Company shall have the right to redeem the outstanding Series C Stock within the two (2) year period following the Closing Date upon and accordance with the terms of the Certificate of Designation.

12. Notices. All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing as follows:

If to the Company:

9530 Towne Centre Drive, Suite 120

San Diego, California 92121

Attention: Chief Executive Officer

Fax number: 858-642-0052

If to the Purchaser:

Dragon Nominees Limited

For the attention of Alan Gibson

Beechwood Hall

Kingsmead Road

High Wycombe

Bucks HP11 1JL

Fax Number: 01494 560056

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. Pacific Standard Time on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. Pacific Standard Time or on a date that is not a business day. Change of a party’s address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

13. Survival Clause. The respective representations, warranties, agreements and covenants of the Company and the Purchaser set forth in this Agreement shall survive until the first anniversary of the Closing, except insofar as a claim has been asserted by a party and has not been resolved prior to such anniversary date.

14. Fees and Expenses. The Company agrees to pay to Purchaser, or Purchaser’s designated agent, the amount of Purchaser’s out-of-pocket expenses incurred in connection with the preparation and negotiation of the Transaction Documents up to $10,000, in addition to the due diligence fee of $65,000 referred to in Section 2(v).

15. Successors. This Agreement shall inure to the benefit of and be binding upon Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party; provided, however, that the Purchaser may assign this Agreement or any of its rights or obligations hereunder, the Shares or any portion thereof or the Warrant or any portion thereof to an “affiliate” (as such term is defined under the Securities Act), subject to compliance with federal securities laws and after providing evidence of such compliance reasonably satisfactory to the Company.

16. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

17. Entire Agreement. This Agreement, together with the Warrant and the Certificate of Designation, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof; provided, however, that nothing contained in this Agreement, the Warrant or the Certificate of Designation shall be deemed to modify or supersede the provisions of the Securities Purchase Agreement or the Registration Rights Agreement in any respect (except for the provisions of Section 11 hereof which amend the Registration Rights Agreement).

18. Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

19. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. Counterparts. This Agreement may be executed in two or more counterparts and may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Waiver of Claims. The Company, on its own behalf and on behalf of its subsidiaries, and the Purchaser, on its own behalf and on behalf of its affiliates (as defined in the Securities Act) and subsidiaries, hereby waives any claims or causes of action of any nature whatsoever, in law or in equity, known or unknown, fixed or contingent, which such party or any of its affiliates or subsidiaries now have, ever had or hereafter may have against the other party or any of its subsidiaries or affiliates with respect to matters that occurred or failed to occur prior to the date hereof relating solely to the rights and obligations of the parties set forth in Section 4.07 or 4.08 of the Securities Purchase Agreement.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchaser.

Very truly yours,

MOLECULAR IMAGING CORPORATION

By:	/s/ PAUL CROWE
Name:	Paul J. Crowe
Title:	Chief Executive Officer

Solely with respect to Section 8(b) hereof:

/s/ PAUL CROWE
Paul J. Crowe

ACCEPTED AND AGREED:

Dragon Nominees Limited

By:	/s/ Simon Martin
Name:	Simon Martin
Title:	Director